UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2005

Innofone, Inc.
(Exact name of registrant as specified in its charter)

 Nevada                                               0-31949                            98-0202313
(State or Other Jurisdiction        (Commission File Number)        (IRS Employer
       of Incorporation)                                                                Identification No.)

3470 Olney-Laytonsville Rd., Suite 118, Olney, MD                  20832
               (Address of Principal Executive Officers)                       (Zip Code)

Registrant's telephone number, including area code:  301-774-6913

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Completion of Acquisition or Disposition of Assets

1) Stock Purchase Agreement with Alexander Lightman

Effective August 19, 2005 the Company entered into a Stock Purchase Agreement (“the “Agreement”), with Alexander Lightman (the “Seller”) to purchase 100 % of the issued outstanding and shares (the “Stock”) of IPv6 Summit Inc, a Nevada corporation. The fundamental terms of the purchase agreement provide for the company to deliver a promissory note in the sum of $1,000,000 (One Million Dollars) as partial consideration of the purchase price and to issue 33,333,333 (Thirty Three Million Three Hundred and Thirty Three Thousand Three Hundred and Thirty Three) Shares of restricted common stock to satisfy the balance of the purchase price in full. Upon closing Ipv6 Summit Inc will become a wholly owned subsidiary of the company. Alexander Lightman will become the Chairman and Chief Executive officer of the company. He will be awarded a five year employment agreement at an annual salary of $400,000.00 per year.    A copy of the agreement is attached hereto and identified as Exhibit 10.1. This Agreement is pending subject to completion and delivery of audit.

2) Investment Agreement with IPv6 Fund, Inc.

Effective August 19, 2005 the Company entered into an Investment Agreement (the “Investment Agreement”) with IPv6 Fund, Inc., a Nevada company (the “Seller”) to purchase 50 % of the issued outstanding and shares (the “Stock”) of IPv6 Fund, Inc. The fundamental terms of the Investment Agreement provide for the company to exchange 50,000,000 (Fifty Million) Shares of restricted common stock for 50,000,000 (Fifty Million) shares of common stock of IPv6 Fund, Inc.  Alexander Lightman will serve as Chairman, director and fund manager of IPv6 Fund Inc. He will be awarded a five year employment agreement at an annual salary of $200,000.00 Dollars per year to be paid by the fund, in addition he will receive additional compensation in consideration of services he will provide in his capacity as a Manager of the Fund, such compensation will be more specifically defined in an agreement to be entered into between Alexander Lightman and the IPv6 Fund Inc., prior to closing.   A Copy of the agreement is attached hereto and identified as Exhibit 10.2. This Agreement is pending subject to completion and delivery of audit.

ITEM 5.01  Changes in Control of Registrant

Effective Friday, August 19, 2005 Mr. Frederic Richardson (the “Seller”) entered a Stock Purchase Agreement (“the “Agreement”), with Abbey International Holdings Limited (the “Purchaser”) to purchase 20,500,000 common shares which represent 75% of the issued and outstanding shares of Innofone.com Inc. As of July 21, 2005 the registrant had 27,235,270 common shares outstanding.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 19, 2005, the following Officers and Directors resigned their respective positions as Officers and or Directors of Innofone.com Inc:

Mr. Frederic Richardson resigned as Director, President, Chief Executive Officer and Chief Financial Officer effective as of August 19, 2005.

Mr. Max Apple resigned as a Director, Chief Operating Officer and Secretary effective as of August 19, 2005.

Mr. Edward A. Hutya Resigned as a Director and Treasurer effective as of August 19, 2005.

Mr. Jeffrey Watson resigned as Chairman effective as of August 19, 2005.

On August 8, 2005, Peter Maddocks, aged 49, a British Citizen, residing in the United Kingdom was appointed as temporary Director and Chairman of the Board until either Mr. Richardson and the present Board resign or delivery of audit and consummation of the proposed transaction.  Please see Exhibit 10.3 attached hereto.

On August 19, 2005, Peter Maddocks stepped down as Chairman and assumed the position of Treasurer and Chief Financial Officer, and will continue to serve as a Director.

On August 19, 2005, Alexander Lightman was appointed as Director, Chairman of the Board and Chief Executive Officer of the company.

On August 19, 2005 Paul Sheppard was appointed as company Secretary.

ITEM 9.01.  Financial Statements and Exhibits

(c)        Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement with Alexander Lightman to purchase 100 % of the issued outstanding and shares of IPv6 Summit Inc, a Nevada corporation, dated August 19, 2005.
10.2	Investment Agreement with IPv6 Fund, Inc., a Nevada company to purchase 50% of the issued outstanding and shares of IPv6 Fund, Inc, dated August 19, 2005.
10.3	Board Resolution dated August 8, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005

                                                                      By: /s/ Frederic Richardson
                                                                             Frederic Richardson, President & CEO